                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Republic Automotive Parts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          [REPUBLIC AUTOMOTIVE LOGO]

                        REPUBLIC AUTOMOTIVE PARTS, INC.
                             500 Wilson Pike Circle
                                   Suite 115
                                 P.O. Box 2088
                           Brentwood, Tennessee 37024

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 5, 1997
                             ---------------------

                                                            Brentwood, Tennessee
                                                                  April 25, 1997

To the Stockholders of
Republic Automotive Parts, Inc.:

     The Annual Meeting of Stockholders of Republic Automotive Parts, Inc. (the "Company") will be held at the Rihga Royal Hotel, 151 West 54th Street, New York, New York on Thursday, June 5, 1997, at 9:00 a.m. for the following purposes:

     1. To elect nine directors to serve for one year and until their successors are elected and qualified;

     2. To approve an amendment to the Republic Automotive Parts, Inc. Stock Compensation Plan ("Stock Compensation Plan") to increase the maximum number of shares of common stock (the "Common Stock") available for Awards under the Stock Compensation Plan from 450,000 to 750,000;

     3. To approve the Republic Automotive Parts, Inc. 1997 Stock Option Plan for Non-Employee Directors; and

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on April 7, 1997 will be entitled to notice of and to vote at the Annual Meeting.

     A proxy statement and proxy form are furnished herewith.

     If you do not expect to be present at the Annual Meeting, please sign and date the enclosed proxy and return it in the enclosed self-addressed postage-paid envelope. Prompt response by our stockholders will reduce the time and expense of solicitation.

                                           By Order of the Board of Directors,

                                           /s/ ANTHONY R. DAINORA

                                           ANTHONY R. DAINORA
                                           Secretary

                        REPUBLIC AUTOMOTIVE PARTS, INC.
                             500 Wilson Pike Circle
                                   Suite 115
                                 P.O. Box 2088
                           Brentwood, Tennessee 37024

                             ---------------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Republic Automotive Parts, Inc. of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Rihga Royal Hotel, 151 West 54th Street, New York, New York on Thursday, June 5, 1997, at 9:00 a.m. The enclosed proxy may be revoked by the stockholder at any time prior to its exercise by personally appearing at the Annual Meeting and casting a different vote from that specified on such proxy, or by giving to the Company a subsequently dated proxy, properly signed.

     If the enclosed form of proxy is executed and returned, all shares represented thereby will be voted in accordance with the stockholder's instructions with respect to the election of directors, the amendment of the Company's Stock Compensation Plan and the adoption of a stock option plan for non-employee directors. If no such instructions are specified, the proxy will be voted FOR the election as directors of the nominees named below, or of such substitute nominee or nominees as may be designated by the Board of Directors if the nominees named below are unable to serve, FOR the amendment of the Company's Stock Compensation Plan and FOR the adoption of the stock option plan for non-employee directors.

     It is expected that this proxy statement, accompanied by the Company's 1996 Annual Report, will be released on or about April 25, 1997.

                    STOCKHOLDERS ENTITLED TO VOTE AT MEETING

     At the close of business on April 7, 1997, the Company had outstanding 3,387,818 shares of common stock, $.50 par value per share ("Common Stock"), entitled to one vote per share on each matter. Only stockholders of record at the close of business on April 7, 1997 shall be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following are the only persons who, to the knowledge of management, are beneficial owners of more than 5% of the Company's outstanding Common Stock as of April 7, 1997:

        NAME AND ADDRESS OF             AMOUNT AND NATURE         PERCENTAGE
         BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP       OF CLASS
        -------------------          -----------------------      ----------
T. Rowe Price Associates, Inc.               315,500(1)              9.3
T. Rowe Price Small Cap Value Fund,
  Inc.
  100 East Pratt Street
  Baltimore, Maryland 21202
Dimensional Fund Advisors, Inc.              201,200(2)              5.9
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

---------------

(1) These securities are owned by various individuals and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 300,500 shares, representing 8.8% of the shares outstanding) as to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 201,200 shares of common stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimension Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                     MATTERS TO BE PRESENTED AT THE MEETING

     The Company intends to present for consideration at the Annual Meeting of Stockholders the election of directors to serve until the next annual meeting of stockholders, a proposal to amend the Company's Stock Compensation Plan to increase the number of shares which may be awarded thereunder from 450,000 to 750,000 and a proposal to adopt a Stock Option Plan for non-employee directors.

                             ELECTION OF DIRECTORS

     The directors of the Company will be elected at the Annual Meeting for the term of one year and until their successors are elected and qualify. The Company recommends a vote FOR the election as director of each of the nominees below. The accompanying proxy will be voted FOR the nominees whose names are set forth below unless other specification is made on the proxy. All of the nominees are now members of the Board of Directors of the Company and each nominee was elected a director at the 1996 Annual Meeting. All nominees have agreed to serve if elected. Although the Company does not contemplate that any of the nominees named will be unavailable for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is presently intended that the proxy will be voted for the election of a substitute nominee who shall be designated by the Board of Directors.

     The following table sets forth certain information for each nominee:

                                                                   YEAR
                                                                  FIRST     NUMBER OF SHARES
                                    POSITIONS WITH COMPANY       ELECTED    OF COMMON STOCK    PERCENT
                                    PRINCIPAL OCCUPATIONS           AS          OWNED ON         OF
NAME                     AGE           AND AFFILIATIONS          DIRECTOR   APRIL 7, 1997(4)    CLASS
----                     ---        ----------------------       --------   ----------------   -------
William F. Ballhaus      78    Private investor; Director,         1984           7,000              *
                                 Northrop Corporation, an
                                 aerospace manufacturer
                                 (1974-93)
Edgar R. Berner          56    Chairman of the Board of the        1968          55,123(1)         1.6
                                 Company (1986-present);
                                 Managing Director, The Wicks
                                 Group of Companies, an
                                 investment company (1990-
                                 present); Director,
                                 Broadcasting Partners, Inc.,
                                 an owner and operator of radio
                                 stations (1993-1995)
Richard O. Berner        44    Partner, Berner & Berner, P.C.,     1981          47,614(1)         1.4
                                 a law firm (1982-present);
                                 Chairman of the Board, Concord
                                 Fund, a mutual fund (1991-
                                 present)

                                                                   YEAR
                                                                  FIRST     NUMBER OF SHARES
                                    POSITIONS WITH COMPANY       ELECTED    OF COMMON STOCK    PERCENT
                                    PRINCIPAL OCCUPATIONS           AS          OWNED ON         OF
NAME                     AGE           AND AFFILIATIONS          DIRECTOR   APRIL 7, 1997(4)    CLASS
----                     ---        ----------------------       --------   ----------------   -------
Nicholas A. Fedoruk      56    Principal, Verdance &               1973          70,354(1)         2.1
                                 Associates, an environmental
                                 consulting firm
                                 (1995-present); Environmental
                                 Policy Consultant (1992-1995);
                                 Environmental Policy Director,
                                 Citizen Action (1990-92)
Oliver R. Grace, Jr.     43    Private investor; Chairman,         1982          10,164              *
                                 Andersen Group, Inc., a dental
                                 products and video
                                 broadcasting equipment
                                 manufacturing company
                                 (1990-present)
Donald B. Hauk           52    Executive Vice President and        1988          86,860(2)         2.5
                                 Chief Financial Officer of the
                                 Company (1986-present)
Leroy M. Parker, M.D.    53    Associate Professor of Medicine,    1986         165,313(1)         4.9
                                 Dana Farber Partners Cancer
                                 Care, Dana Farber Cancer
                                 Institute, Brigham & Womans
                                 Hospital (1996-present);
                                 Associate Professor of
                                 Medicine and Associate
                                 Physician, Dana Farber Cancer
                                 Institute, Harvard Medical
                                 School (1991-1996); Co-
                                 Director, Deaconess-Dana
                                 Farber Oncology Program
                                 (1991-1995)
Douglas R. Stern         47    President and CEO, United Media,    1994           1,000              *
                                 a licensing and newspaper
                                 syndication company (1993-
                                 present); President, National
                                 Research Group, a market
                                 research firm (1991-1993)
Keith M. Thompson        56    President and Chief Executive       1986         153,082(3)         4.5
                                 Officer of the Company (1986-
                                 present); Director, Acklands
                                 Limited, a Canadian automotive
                                 parts and industrial supplies
                                 distributor (1991-present);
                                 Director, Sirrom Capital
                                 Corporation, an investment
                                 company (1997-present)

---------------

 *  Less than one percent
(1) Directors Edgar R. Berner and Richard O. Berner are brothers, Director Nicholas A. Fedoruk's wife is their sister as is the wife of Director Dr. Leroy M. Parker. Edgar R. Berner is the controlling shareholder of the general partner of limited partnerships through which he is deemed to be the beneficial owner of 24,120 shares and the beneficiary of a trust which owns 168 shares. Richard O. Berner is the controlling shareholder of the general partner of a limited partnership through which he is deemed to be the beneficial owner of 47,614 shares. Mr. Fedoruk's wife is the controlling shareholder of the general partner of limited partnerships through which she is deemed to be the beneficial owner of 30,131 shares. She is also the owner of 12,899 shares directly and is an executrix of an estate owning 20,324 shares as to which Mr. Fedoruk disclaims beneficial ownership of all shares beneficially owned by his wife. Dr. Parker's wife is the controlling shareholder of the general partner of limited partnerships through which she is deemed to be the beneficial owner of 21,586 shares. Dr. Parker's wife also owns 29,413 shares directly and is trustee of other trusts owning 87,490 shares. Dr. Parker's wife is an executrix, together with Mr. Fedoruk's wife as referred to above, of an estate owning 20,324 shares. Dr. Parker disclaims beneficial ownership of all shares beneficially owned by his wife.
(2) Includes 32,000 shares issuable upon the exercise of stock options which are either presently exercisable or which may be exercised within sixty days of April 7, 1997 and 35,803 shares owned by Mr. Hauk's wife as to which Mr. Hauk disclaims beneficial ownership.
(3) Includes 34,800 shares issuable upon the exercise of stock options which are either presently exercisable or which may be exercised within sixty days of April 7, 1997.
(4) The share totals listed in the table above include the shares for which directors or their spouses hold voting or dispositive power regardless of whether beneficial ownership is disclaimed.

     The Board of Directors has four standing committees, the Audit Committee, the Compensation and Stock Option Committee, the Executive Committee and the Retirement Committee. The Board of Directors does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Board of Directors.

     The Board of Directors' Executive Committee (Messrs. Edgar R. Berner, Richard O. Berner and Thompson) met four times in 1996. Primarily, it exercises the power of the Board when the latter is in recess. The Board's Compensation and Stock Option Committee (Messrs. Ballhaus, Stern and Richard O. Berner) met once in 1996; its primary function is to review officers' and directors' compensation and to grant awards under the Company's Stock Compensation Plan. The Board's Audit Committee (Messrs. Ballhaus, Fedoruk and Parker) met two times in 1996; its primary function is to review the work of the Company's internal auditors and independent accountants. The Board's Retirement Committee (Messrs. Richard O. Berner, Fedoruk and Grace) met once in 1996; its primary function is to review the Company's retirement and Section 401(k) savings plans.

     The Board of Directors met four times in 1996. During 1996, all directors attended at least 75% of the aggregate number of meetings of (1) the Board of Directors held during the period for which they were directors and (2) standing committees on which they served during the period.

     Directors (other than the Chairman of the Board, the President and Executive Vice President) receive monthly retainers of $750. Additionally, directors (other than the Chairman of the Board, the President and Executive Vice President) receive $750 for attendance at each meeting of the Board of Directors or meeting of a Committee of the Board. The Executive Committee members (other than the Chairman of the Board and the President) receive an additional monthly retainer of $300. Each nonemployee director, except for Messrs. Ballhaus, Parker and Stern, is included in a group life insurance policy in the amount of $50,000 for which the Company paid an average annual premium of $120 each in 1996. In addition, directors may be reimbursed for their expenses for attendance at meetings of the Board or committees thereof.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information for all of the executive officers of the Company indicating all positions and offices with the Company. All such persons have been appointed to serve until the next annual election of officers (which shall occur on June 5, 1997) and their successors are appointed, or until their earlier resignation or removal. No other person other than those listed below has been chosen to become an executive officer of the Company.

                                                                                NUMBER OF
                                                                                SHARES OF
                                                                                 COMMON
                                                                                  STOCK
                                                                      YEARS     OWNED ON     PERCENT
                                                                    SERVED AS   APRIL 7,       OF
         NAME                          OFFICE                 AGE    OFFICER      1997        CLASS
         ----                          ------                 ---   ---------   ---------    -------
Edgar R. Berner         Chairman of the Board of Directors    56       11               (1)       (1)
                          and Director
Keith M. Thompson       President, Chief Executive Officer    56       11               (1)       (1)
                          and Director
Donald B. Hauk          Executive Vice President, Chief       52       10               (1)       (1)
                          Financial Officer and Director
Douglas G. Goetsch      Vice President and Treasurer          42        2         34,025(2)    1.0
Thomas J. Rutkowski     Vice President                        54        2         35,867(3)    1.0
Anthony R. Dainora      Secretary                             45        2         20,233(4)     .6
All directors and                                                                669,355(5)   19.0
  executive officers
  as a group

---------------

(1) Same as information presented under "Election of Directors."
(2) Includes 22,000 shares issuable upon the exercise of stock options which are either presently exercisable or which may be exercised within sixty days of April 7, 1997.
(3) Includes 32,000 shares issuable upon the exercise of stock options which are either presently exercisable or which may be exercised within sixty days of April 7, 1997.
(4) Includes 13,200 shares issuable upon the exercise of stock options which are either presently exercisable or which may be exercised within sixty days of April 7, 1997.
(5) Includes 134,000 shares issuable upon the exercise of stock options which are either presently exercisable or which may be exercised within sixty days of April 7, 1997.

     Each of the executive officers listed above has served the Company in that capacity for the past five years except for Messrs. Goetsch, Rutkowski and Dainora who joined the Company in 1986, 1992 and 1985, respectively, and were elected executive officers of the Company in 1995. Mr. Rutkowski was employed by Hayden, Inc., a supplier of automotive replacement parts to the Company, a wholly-owned subsidiary of The Equion Corporation, as Vice President and General Manager from 1988 to 1992. Mr. Rutkowski was previously employed by one of the Company's subsidiaries from January 1987 until July 1988 at which time the Company sold the business and related assets of the subsidiary, which employed Mr. Rutkowski, to Hayden, Inc. Mr. Goetsch has been responsible for the Company's management information systems since 1989. Mr. Dainora is the Controller and has been responsible for financial and tax reporting and compliance since 1989.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or to be paid by the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995 and 1994 to: (a) the Chief Executive Officer ("CEO") and (b) the four most highly compensated executive officers other than the CEO:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                         ANNUAL COMPENSATION                  ------------
                                         -------------------      OTHER        SECURITIES
                                                     BONUS        ANNUAL       UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY      (1)      COMPENSATION    OPTIONS(#)    COMPENSATION
   ---------------------------     ----  --------   --------   ------------   ------------   ------------
Edgar R. Berner                    1996  $109,600         --          --             --        $46,947(2)
  Chairman of Board                1995   109,600         --          --             --         33,031(2)
                                   1994   109,600         --          --             --         31,000(2)
Keith M. Thompson                  1996   324,456   $114,761          --          9,000          4,750(3)
  President and Chief Executive    1995   314,462         --          --             --          4,620(3)
  Officer                          1994   291,154    167,899          --         15,000          4,620(3)
Donald B. Hauk                     1996   204,021     64,947          --         10,000          4,750(3)
  Executive Vice President and     1995   197,711         --          --             --          4,620(3)
  Chief Financial Officer          1994   182,500     94,702          --         10,000          4,620(3)
Thomas J. Rutkowski(4)             1996   126,034     31,205     $17,550(5)       5,000          3,750(3)
  Vice President                   1995   122,192         --      16,998(5)       5,000          4,116(3)
Douglas G. Goetsch(4)              1996    93,625     23,181      14,800(6)       5,000          3,253(3)
  Vice President and Treasurer

---------------

(1) Bonuses awarded for the fiscal year shown, but paid in the subsequent year.
(2) On September 21, 1989, the Company granted Mr. Edgar R. Berner a performance share program under the Stock Compensation Plan. The program provides an award cycle commencing September 21, 1989, and continuing until September 21, 1999. The program target for the program is to compensate and retain Mr. Berner as Chairman of the Company. If Mr. Berner is employed as Chairman of the Company on September 21, 1999, the program target will have been 100% met. Mr. Berner will have no rights as a stockholder with respect to any performance shares. All performance shares shall be forfeited by Mr. Berner in the event that he terminates his employment with the Company prior to the occurrence of a "Terminating Event." A "Terminating Event" is defined as one of the following occurrences: (i) the program target is considered to have been 100% met as provided above; (ii) Mr. Berner is terminated by the Company for any reason as Chairman; (iii) Mr. Berner dies while he is an employee of the Company; or (iv) there is a change of control of the Company (as defined in the Stock Compensation Plan) and Mr. Berner terminates his employment within three years after such change of control. If the Terminating Event occurs on or after September 21, 1990, in order to create an ongoing incentive for Mr. Berner to remain with the Company and to perform the important role he has in the past, and because the award under the performance share program would not be made until such later date and is therefore at risk for an extended period of time, Mr. Berner shall receive an award under the Plan of 65,760 shares of Common Stock plus an additional amount of shares equivalent to 12% per annum of such number of shares calculated with a starting date of September 21, 1990 and prorated over the number of days which have elapsed subsequent to such date and prior to the date the Terminating Event occurs. Effective August 2, 1993, Mr. Berner's interest in the performance share program was transferred to an irrevocable trust, of which he is neither a trustee nor a beneficiary, for the benefit of his descendants. Effective April 3, 1997, Mr. Berner was granted an additional performance share program which will be payable only if there is a change in control of the Company prior to September 21, 1999. The amount so payable would be equal to the benefits forfeited under the performance share program granted on

    September 21, 1989 as a result of a change in control occurring prior to September 21, 1999. Of the amounts reported as All Other Compensation for Mr. Berner, $43,659 for 1996, $29,743 for 1995 and $27,712 for 1994 is
    calculated by dividing the difference between 12% and 120% of the long-term applicable federal rate at the inception of the plan by 12% and multiplying the quotient by the December value of the total number of shares allocated in the year. The balance of $3,288 for 1996, $3,288 for 1995 and $3,288 for 1994 represents Company contributions under a defined contribution plan under Section 401(k) of the Internal Revenue Code equal to that of Mr. Berner's contribution not to exceed 3% of his annual compensation.
(3) Represents Company contributions under a defined contribution plan under
    Section 401(k) of the Internal Revenue Code equal to 50% of each participant's contribution not to exceed 3% of each participant's annual compensation.
(4) Mr. Goetsch and Mr. Rutkowski were named executive officers of the Company effective January 1, 1995.
(5) Includes $13,557 for a car allowance for 1996 and $13,279 for 1995.
(6) Includes $13,557 for a car allowance.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                               PERCENT OF                                  VALUE AT ASSUMED
                               NUMBER OF         TOTAL         EXERCISE                 ANNUAL RATES OF STOCK
                              SECURITIES        OPTIONS           OR                    PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED TO     BASE PRICE   EXPIRATION       OPTION TERM(2)
                                OPTIONS       EMPLOYEES IN       (PER         DATE      ----------------------
NAME                         GRANTED(#)(1)   FISCAL YEAR(%)     SHARE)     (MM/DD/YY)      5%           10%
----                         -------------   --------------   ----------   ----------   ---------    ---------
Edgar R. Berner............          0
Keith M. Thompson..........      9,000            18.8          $16.00      12/12/01      $39,800      $87,900
Donald B. Hauk.............     10,000            20.8           16.00      12/12/01       44,200       97,700
Thomas J. Rutkowski........      5,000            10.4           16.00      12/12/01       22,100       48,850
Douglas G. Goetsch.........      5,000            10.4           16.00      12/12/01       22,100       48,850

---------------

(1) Options vests 20% upon grant and 20% on the four succeeding anniversaries of the date of grant.
(2) The amounts shown in these two columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of return are set by the SEC proxy statement disclosure rules and are not intended to forecast the future appreciation of the Company's Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING
                                                                      UNEXERCISED      VALUE OF UNEXERCISED
                                                                      OPTIONS AT           IN-THE-MONEY
                                                                     FISCAL YEAR-           OPTIONS AT
                                                                        END(#)             YEAR-END(1)
                               SHARES ACQUIRED    VALUE REALIZED     EXERCISABLE/          EXERCISABLE/
NAME                           ON EXERCISE(#)          ($)           UNEXERCISABLE        UNEXERCISABLE
----                           ---------------    --------------    ---------------    --------------------
Edgar R. Berner..............         0                None               0/     0
Keith M. Thompson............         0                None          34,800/19,200       $160,080/$59,520
Donald B. Hauk...............         0                None          32,000/18,000        149,380/ 52,970
Thomas J. Rutkowski..........         0                None          32,000/10,500        192,710/ 29,103
Douglas G. Goetsch...........         0                None          22,000/10,500        121,460/ 29,103

---------------

(1) Calculated based on the share price of the Common Stock on December 31, 1996 of $16.88 less the option exercise price. An option is in-the-money if the market value of the Common Stock subject to the option exceeds the exercise price.

                                 PENSION PLANS

     The following table shows estimated annual pension benefits payable to a participant at normal retirement age under the Company's qualified defined benefit plan and non-qualified supplemental executive retirement plan based on average compensation that is covered under the plans and years of service with the Company and its subsidiaries.

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
  AVERAGE      ---------------------------------------------------------------
COMPENSATION      10         15         20         25         30         35
------------   --------   --------   --------   --------   --------   --------
  $ 75,000      13,583     20,374     27,165     33,956      33,956     33,956
   100,000      18,708     28,061     37,415     46,769      46,769     46,769
   125,000      23,833     35,749     47,665     59,581      59,581     59,581
   150,000      28,958     43,436     57,915     72,394      72,394     72,394
   175,000      34,083     51,124     68,165     85,206      85,206     85,206
   200,000      39,208     58,811     78,415     98,019      98,019     98,019
   225,000      44,333     66,499     88,665    110,831     110,831    110,831
   250,000      49,458     74,186     98,915    123,644     123,644    123,644
   275,000      54,583     81,874    109,165    136,456     136,456    136,456
   300,000      59,708     89,561    119,415    149,269     149,269    149,269
   400,000      80,208    120,311    160,415    200,519     200,519    200,519
   450,000      90,458    135,686    180,915    226,144     226,144    226,144
   500,000     100,708    151,061    201,415    251,769     251,769    251,769
   600,000     121,208    181,811    242,415    303,019     303,019    303,019

     The Company and its subsidiaries have a pension plan for substantially all of their employees. Contributions by the Company are made on an aggregate basis and no amounts are identified as to any individuals. The amount of benefit payable under the plan is dependent upon average compensation, age at retirement, length of service and various other factors. The Company's officers, including those officers who also serve as directors, participate in the plan on the same basis as other employees. The above table sets forth the estimated annual straight life annuity benefits under the plan following retirement at age 65 and indicated average compensation and years of service levels. Average compensation means the average of the participant's salary and bonuses during the five highest paid consecutive years of employment. Covered compensation for 1996 for Messrs. Berner, Thompson, Hauk, Rutkowski and Goetsch was: $109,980, $150,000, $150,000, $144,420 and $108,915, respectively. Covered compensation and benefits under the plan are limited by applicable federal law. Actual benefits will not be offset by applicable Social Security or other benefits. All named executive officers have eleven years of credited service except Mr. Goetsch with ten years of credited service and Mr. Rutkowski with seven years of credited service.

     On January 1, 1995, the Company adopted a Supplemental Executive Retirement Plan ("SERP") for key executive employees. Messrs. Thompson and Hauk have been selected by the Company to be participants in the SERP. The plan provides a supplemental pension benefit calculated based on average compensation as determined under the Company's pension plan without regard to the limitations under Sections 401(a)(17) and 415 of the Internal Revenue Code as defined in the Company's pension plan which is described above less the actual benefit payable under the Company's pension plan subject to the above limitations. All payments will be paid in cash from the Company's general funds at the time the payments become due. For the fiscal year 1996, $164,460 was accrued under the SERP.

     On September 21, 1989, the Company granted Mr. Edgar R. Berner a supplemental retirement benefit. This benefit provides a 100% joint and survivor annuity commencing at age 60 for Mr. Berner and his surviving spouse commencing at $35,000 per year, payable monthly, which sum will be increased quarterly by $1,250 for each additional quarter he is employed by the Company. The starting date for measuring each such year is September 30, 1989. In no event will the annuity exceed $75,000 per year. Actual benefits will be offset by applicable benefits provided from the Company's pension plan described in the preceding paragraph. In the event of Mr. Berner's death, his spouse will be paid the annuity as if he had survived until age 60. In the event of a change of control, three additional years of service will be credited and the pension will be paid immediately in a cash lump sum reduced actuarially and subject to offset by the Company's pension plan. If Mr. Berner should terminate his employment before age 60, he will retain a vested benefit payable at age 60 determined by his length of service. All payments will be paid in cash from the Company's general funds at the time payments become due. For the fiscal year 1996, $80,600 was accrued under this plan.

     The Company and each of Messrs. Thompson and Hauk have entered into agreements dated October 26, 1988, which provide that the Company, in order to encourage its management to remain with the Company and to continue to devote full attention to the Company's business in the event an effort is made to obtain control of the Company through a tender offer or otherwise, will continue paying its executives their then current annual base salary for a period of two years after termination in the event that a change of control takes place and the executive is involuntarily terminated. There are no employment contracts between the Company and any executive officer.

     The Company provides a medical reimbursement plan for all executive officers which covers eligible expenses which are not payable under the basic group insurance plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The members of the Board's Compensation and Stock Option Committee are Messrs. Ballhaus, Stern and Richard O. Berner. Neither Messrs. Ballhaus or Stern is or was, during 1996 or previously, an officer or employee of the Company or any of its subsidiaries. During 1996, Richard O. Berner served as Assistant Secretary of the Company, but was not an employee of the Company.

     Berner & Berner, P.C., a legal firm in New York, New York of which Richard
O. Berner, a director of the Company, is a member, provides legal services to the Company from time to time in return for fees and certain other benefits. The Company utilized the services of Berner & Berner, P.C. during 1996. It is expected that Berner & Berner, P.C. will continue to provide legal services to the Company during 1997 although the amount of such services is unknown at this time.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is responsible for the administration of the executive compensation program of the Company. The Committee is composed of three non-employee Directors who are not eligible to participate in the Company's compensation plans.

     In 1996, the Company's executive compensation program consisted of a mixture of base salary, cash awards under the Executive Bonus Plan (the "Bonus Plan") and stock option awards under the Company's Stock Compensation Plan. The executive compensation program is reviewed by the Committee, generally annually, primarily on the basis of individual performance and contributions to the Company. The recommendations of the Committee as to base salary adjustments, the parameters of the Bonus Plan and awards under the Stock Compensation Plan are acted upon by the Board.

     In the case of base salary adjustments, the Committee subjectively considers the performance and contributions of each executive officer as measured against formal and informal goals and objectives with respect to the total Company performance, as appropriate for the respective responsibilities of each officer. From a quantitative perspective, specific measures of performance considered in dealing with compensation in the aggregate include net earnings, cash flow and return on investment. From a qualitative point of view, objectives have included the quality of long-term planning and progress in organizational and management development.

     At the same time, the Committee has taken into account the relationship of the compensation of the Company's executive officers to the compensation of individuals occupying comparable positions in other retail and wholesale organizations of similar size to the Company, with a view to ensuring that executives are fairly compensated and thus appropriately motivated and are retained in the employment of the Company. Base pay levels for the executive officers are generally in the middle of a competitive range of salaries.

     In the case of the Bonus Plan, the amount available each year for awards is based solely on a formula tied to the increase in earnings of the Company over the prior year, before income taxes and after deducting such awards. The Committee establishes a target bonus level for each participant in the Bonus Plan which represents a specified percentage of the participant's base salary which will be awarded as a bonus if the Company's earnings exceed a target level set by the Committee for the year. Certain adjustments beyond the control of the executive officers are made to the earnings. Additionally, the awards are increased or decreased based upon a formula tied to the change in return on investment from the prior year. Cash awards under the Bonus Plan were earned in 1996 by all of the executive officers.

     All executive officers and key management employees participate in the Stock Compensation Plan under which options granted typically vest 20% upon grant and 20% on the four succeeding anniversaries of the date of grant. Such options generally expire five years from the date of grant. The Committee believe stock option grants are an effective way to align the interests of the Company's executive and key management employees with its shareholders. During 1996, the Committee awarded stock option grants in the aggregate of 48,000 shares to certain executive officers and key management employees. The number of options awarded to each individual was based on the Committee's assessment of the contributions of each individual toward accomplishment of Company objectives. The size of the previous option grants are considered in determining current awards.

     In making a salary increase of approximately 3% effective January, 1996 to Mr. Keith M. Thompson, President and CEO of the Company, the Committee subjectively evaluated specific measures of performance of the Company, including quantitative factors such as percent increase in net earnings, return on stockholders' equity and return on assets and qualitative factors such as his progress in developing acquisitions and strategic alternatives for the Company. For 1996, Mr. Thompson received awards under both the Company's Bonus Plan and Stock Compensation Plan.

     The Omnibus Budget Reconciliation Act of 1993 (the "Act") imposes a limit of $1 million, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its five most highly compensated officers. None of the Company's executive officers currently receives compensation exceeding the limits imposed by the Act. While the Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by the Act or applicable tax regulations issued thereunder, the Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation plan as described in this report.

                                          Compensation and Stock Option
                                          Committee

                                          William F. Ballhaus, Chairman
                                          Richard O. Berner
                                          Douglas R. Stern

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return of a $100 investment on December 31, 1991 in the Company's Common Stock against The NASDAQ Stock Market and the Standard & Poor's Auto Parts & Equipment Stock Price Index, assuming reinvestment of all dividends.

                                                                               S&P Auto
         Measurement Period              Republic Au-      Nasdaq Stock        Parts &
        (Fiscal Year Covered)              tomotive           Market          Equipment
1991                                                100               100               100
1992                                                100               117               126
1993                                                126               134               146
1994                                                142               131               127
1995                                                136               185               158
1996                                                178               227               177

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the beneficial owners of more than 10 percent of the Company's Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company. Directors and executive officers of the Company and such beneficial owners file such reports with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors and executive officers and such beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of Forms 3, 4 and 5 and amendments thereto received by the Company, and written representations from certain directors and executive officers and such beneficial owners of the Company that no Forms 5 were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and such beneficial owners were complied with during 1996.

                      PROPOSAL TO APPROVE AN AMENDMENT TO
                     THE COMPANY'S STOCK COMPENSATION PLAN

     The Board of Directors recommends that stockholders approve an amendment to the Company's Stock Compensation Plan, which has been adopted by the Board of Directors, effective as of June 5, 1997, subject to the approval of the stockholders, to increase the maximum number of shares of Common Stock available for Awards under the Stock Compensation Plan from 450,000 to 750,000. The summary of Stock Compensation Plan provisions contained below is qualified in its entirety by reference to the actual provisions of the Stock Compensation Plan. Terms capitalized but not otherwise defined herein shall have the meanings assigned to them pursuant to the Stock Compensation Plan.

     The Stock Compensation Plan has been designed to serve as an "umbrella plan" to provide for the award of performance shares and restricted stock in addition to nonqualified and incentive stock options. The Compensation and Stock Option Committee of the Board (the "Committee") has been delegated the powers, duties, and responsibilities for administration of the Stock Compensation Plan. No member of the Committee may receive awards or grants under the Stock Compensation Plan.

     The purpose of the Stock Compensation Plan is to promote the interests of the Company primarily by encouraging and enabling the acquisition of shares of Common Stock of the Company by the officers and other employees of the Company. All officers and other employees of the Company, including employees who are directors, who are compensated for such employment and who are selected by the Compensation Committee are eligible to participate in the Stock Compensation Plan. The Stock Compensation Plan is intended as a further means not only of attracting and retaining outstanding employees but also of promoting a close identity of interests between the Company's employees and its stockholders. The Stock Compensation Plan as it is proposed to be amended provides that the number of shares of Common Stock available for issuance or transfer to all participants under the Stock Compensation Plan shall be 750,000 shares, plus the shares, if any, remaining unused from the shares approved by stockholders for use under the Company's 1987 Non-Qualified Stock Option Plan. The total number of shares issuable under the Stock Compensation Plan is subject to adjustment, at the discretion of the Committee, in the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or similar change affecting the Common Stock. The Common Stock delivered under the Stock Compensation Plan may be shares held in the Company's treasury, authorized but previously unissued shares or shares purchased by the Company on the open market.

     Stock Options. Incentive Stock Options and Nonqualified Stock Options to purchase the Common Stock of the Company (the "Options") granted under the Stock Compensation Plan will be evidenced by agreements containing the terms and conditions to which the Options are subject. An option agreement will specify the period for which the Option is granted and will provide that the Option will expire at the end of such period; provided, however, that, in the case of an Incentive Stock Option, such period shall not exceed ten years (or five years in the case of a participant who owns stock representing more than 10 percent of the voting power of all classes of stock of the Company) from the date of grant. The Committee may extend the option period of a Nonqualified Stock Option. The Company will not receive any consideration for granting or extending any Option.

     The purchase price per share will be determined by the Committee at the time an Option is granted, and will be not less than the fair market value (but in no event less than the par value) of one share of Common Stock on the date of grant. The market value of the Company's Common Stock at April 16, 1997 was $16.00 per share. The Option price per share of an Incentive Stock Option may not be less than 110 percent of the fair market value as of the time of grant in the case of a participant who owns stock representing more than 10 percent of the voting power of all classes of stock of the Company on the date the Option is granted. The purchase price of the shares as to which an Option is exercised will be paid to the Company at the time of exercise in any of the following methods, as specified by the Committee: in stock, by delivering Common Stock already owned by the participant having a total fair market value on the date of delivery equal to the purchase price, or by delivering a combination of cash and Common Stock having a total fair market value on the date of delivery equal to the purchase price. Accordingly, a participant may exercise an Option through payment (either in part or in full) with Common Stock instead of cash. A stock-for-stock exchange may occur not only in the context of a single exercise of an Option, but also in the context of successive and simultaneous exercises, or "pyramiding." By "pyramiding," a participant could start with a relatively small number of shares of Common Stock and theoretically exercise all of his or her Options then exercisable with no additional cash and no more investment than the original share or shares of Common Stock. However, whether the participant exercises an Option in a single exercise, or through a series of successive and substantially simultaneous exercises, the net increase in shares of Common Stock held by the participant as a result of either type of exercise would be identical. The economic effect of stock-for-stock exchanges, whether through single exercises or through simultaneous exercises, is the same. If an Incentive Stock Option were exercised in a stock-for-stock exchange, any shares deemed received and then surrendered as payment would be considered to have been disposed of for purposes of determining whether there has been a disqualifying disposition, as described below. The Committee, in its discretion, may provide that the purchase price may be paid by delivery of a properly executed exercise notice, in a form approved by the Committee, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds to pay the purchase price.

     If a participant's employment terminates for any reason other than death, disability, or retirement, all rights to exercise Nonqualified Stock Options terminate three months after termination of employment. In such circumstances, all rights to exercise Incentive Stock Options terminate at the expiration date established for the Option or three months after termination of employment, whichever date is earlier.

     The Committee may provide in writing at the time an award of Nonqualified Stock Options is made to a participant, or thereafter, that, if the participant retires, becomes disabled or dies within specified periods, the time to exercise such Options may be extended and the date such Options first become exercisable may be accelerated, to the extent determined by the Committee.

     No participant shall have any rights as a stockholder with respect to any shares subject to an Option prior to the date of issuance to the participant of such shares.

     Options granted under the Stock Compensation Plan will be exercisable in any order, regardless of the date of grant or the existence of any other outstanding Option. The Committee may determine, at the time of grant or thereafter, that an option agreement may provide that the participant may, at such times as may be specified in the agreement or an amended agreement, elect to cancel all or any portion of any such Option then subject to exercise. Upon such election, the Company's obligation in respect of such Option shall be discharged by (i) payment to the participant of an amount in cash equal to 50 percent of the excess, if any, of the fair market value at such time of the shares of Common Stock subject to the portion of the Option so cancelled over the aggregate purchase price of such shares and (ii) the issuance or transfer to the participant of whole shares of Common Stock (plus cash for any fraction of a share) with a fair market value at such time equal to 50 percent of any such excess.

     Notwithstanding any other provision of the Stock Compensation Plan, to the extent required by the Internal Revenue Code, the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which Incentive Stock Options granted after December 31, 1986 are exercisable for the first time by any participant during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

     Options granted under the Stock Compensation Plan are exercisable only by the optionee during his or her lifetime, but are transferable at death by will or the laws of descent and distribution.

     A participant granted a Nonqualified Stock Option generally will not be deemed to receive any income for federal income tax purposes upon the grant of such an Option and, accordingly, the Company will not be entitled to a deduction at that time. Generally, at the time the participant exercises a Nonqualified Stock Option, an amount equal to the excess of the fair market value of the stock on the date of exercise over the purchase price will be treated as ordinary income for federal income tax purposes. Special rules apply to persons subject to the provisions of Section 16 of the Securities Exchange Act of 1934. Any cash and the fair market value of any shares received upon the cancellation of Options also will be treated as ordinary income. The Company generally will be entitled to a deduction at the same time as the participant realizes such income, and in the same amount. At the time of the sale or exchange of any shares acquired upon exercise of a Nonqualified Stock Option or cancellation of an Option, the participant will recognize long-term capital gain or loss, provided the shares have been held for more than one year.

     A participant granted an Incentive Stock Option generally will not be deemed to receive taxable income for federal income tax purposes on either the grant or exercise of such an Option. If the participant sells the stock received on exercise of an Incentive Stock Option more than two years after the Option is granted to the participant and more than one year after the stock is transferred to the participant, the difference between the sales proceeds and the purchase price will be eligible for long-term capital gain or loss treatment. In such event, no amount will be taxable as ordinary income, and the Company will not be entitled to a deduction for federal income tax purposes. However, if the participant disposes of stock acquired by exercise of an Incentive Stock Option or applies such stock to the exercise of another Incentive Stock Option prior to the end of the holding periods described above (a "disqualifying disposition"), except as provided below, the difference between the purchase price and the fair market value of the stock on the date of exercise is taxable as ordinary income in the year of such disposition and any excess of the amount realized on disposition over the value of the stock on the date of exercise is eligible for long-term or short-term capital gain treatment depending on how long the shares were held. If, in a disqualifying disposition, the participant sells the stock for less than its fair market value on the date he or she exercised the Option, then, generally, only the amount of the difference between the amount realized on the disposition and the purchase price will be treated as ordinary income. If the participant makes a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount treated as ordinary income to the participant at the time the participant realizes such income.

     Restricted Common Stock. Restricted Common Stock will be issued to a participant subject to restrictions on the right to transfer the stock as set forth in the Stock Compensation Plan and enforced pursuant to an escrow agreement to be executed by each participant. At the time each award of Restricted Common Stock is made, the Committee will establish a schedule according to which Restricted Common Stock will vest and the restricted period will end. The Committee shall also have the authority to establish performance goals and to provide for accelerated vesting upon the attainment of such goals. Subject to possible accelerated vesting, at the expiration of the restricted period a stock certificate evidencing Common Stock with respect to which the restricted period has expired (to the nearest full share) will be delivered out of escrow to the participant or the participant's legal representative free of the restrictions set forth above.

     Each participant will have all of the rights and privileges of a stockholder of the Company as to the Restricted Common Stock other than the ability to transfer it, including the right to receive any cash dividends declared with respect to the Common Stock and to direct the escrow agent as to the exercise of voting rights. If the employment of any participant is terminated, (other than by reason of retirement, disability or death), all Restricted Common Stock awarded under the Stock Compensation Plan that it is then subject to restrictions will be forfeited by the participant and become the property of the Company and all of the rights of the participant to the Restricted Common Stock and as a stockholder (including the right to accrued but unpaid dividends) will terminate without further obligation on the part of the Company. The Committee may provide in writing at the time an award of Restricted Common Stock is made to a participant or thereafter that if such participant's employment by the Company terminates because of retirement, disability, or death, the expiration date of the restricted period for all or any number of the shares of Restricted Common Stock held for such participant's account will be accelerated and such number of shares will be delivered out of escrow to the participant.

     The Committee has the authority to modify or remove any or all of the restrictions whenever it may determine that by reason of changes in applicable laws or other changes in circumstances such action is appropriate.

     There are no material conditions upon which rights to receive an award under the Stock Compensation Plan are contingent; provided that the Committee shall impose such conditions on the receipt of, or take such actions in connection with the making of, any award as the Committee, with advice of counsel, deems appropriate to ensure that lawful and adequate consideration is received by the Company for the issuance of the Restricted Common Stock granted pursuant to an award. No consideration other than the services of the participants will be received by the Company for the awarding of stock under the Stock Compensation Plan; provided that the Committee may, with advice of counsel, require that a participant pay to the Company in cash an amount equal to the aggregate par value of the Restricted Common Stock to be received, if such requirement is appropriate to ensure that lawful and adequate consideration is received by the Company for the issuance of such Restricted Common Stock pursuant to such award. In such case the Committee may, in its sole discretion, award bonuses to enable participants to pay such amounts.

     Performance Shares. The Committee is authorized to establish cycles to be effective over designated award periods. At the beginning of each award period, the Committee will establish one or more program targets (financial or other corporate or individual objectives) for the award period and a schedule relating the accomplishment of the program target to the awards to be earned by the participants. The Committee will allocate the number of performance shares to be granted to each participant selected to receive a grant of performance shares and may add new participants to a cycle after its commencement by making pro rata awards to such participants.

     The Committee will calculate each participant's actual award for a cycle by multiplying the average fair market value of one share of Common Stock during the 31-calendar-day period that ends on the last day of the award period by the number of performance shares granted to the participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the program targets. Any employee who is a participant for less than a full award period shall receive such portion of an award, if any, for that award period as the Committee may determine.

     The actual awards will be payable one-half in Common Stock and one-half in cash. The Committee, in its discretion, may vary the form of payment as to any participant. Payments of actual awards will be made as soon as practicable after the completion of a cycle. A participant will have no rights as a stockholder with respect to any performance shares.

     The Committee may, during an award period, make such adjustments to program targets as it deems appropriate to compensate for, or reflect, any significant changes that have occurred during an award period in accounting practices, tax laws, or other laws or regulations that alter or affect the computation of the measures of financial performance used for the calculation of actual awards.

     Change in Control. Notwithstanding any other provision of the Stock Compensation Plan, the Committee, in its sole discretion, may provide in writing at the time an award is made to a participant or thereafter that in the event such participant is terminated within a specified time after a change in control of the Company, as defined in the Stock Compensation Plan, (i) any or all of such participant's Options then outstanding shall be exercisable to the extent specified by the Committee, (ii) the restricted period shall expire immediately with respect to any or all of the shares of such participant's Restricted Common Stock then subject to restrictions as specified by the Committee and (iii) actual awards shall be calculated and paid to such participant in the manner and to the extent specified by the Committee. In addition, the Committee in its sole discretion may provide in writing at the time an award of Options is made to a participant or thereafter that, if such termination occurs at least six months after the Committee makes such provision, any or all such participant's outstanding Options that were granted at least six months prior to such termination shall be cancelled. In the event options are so cancelled, the Company will pay to the optionees of such cancelled Options an amount, in cash for each share of Common Stock subject to the Options so cancelled, in accordance with a formula set forth in the Stock Compensation Plan.

     The obligations of the Company under the Stock Compensation Plan are binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of participants' rights under the Stock Compensation Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     Other Provisions. The Board may, with prospective or retroactive effect, amend, suspend, or terminate the Stock Compensation Plan or any portion thereof at any time without stockholder approval, and may delegate to the Committee the authority to amend the Stock Compensation Plan without stockholder approval; provided, however, that no amendment that would materially increase the cost of the Stock Compensation Plan to the Company may be made without the approval of the stockholders of the Company, and no amendment, suspension or termination of the Stock Compensation Plan shall deprive any participant of any rights to awards previously made under the Stock Compensation Plan without his written consent. Except with respect to matters that in the opinion of the Company's counsel require stockholder approval, any provision of the Stock Compensation Plan may be modified as to a participant by an individual agreement approved by the Board.

     Unless stockholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted for approval of the Amendment to the Company's Stock Compensation Plan. The affirmative vote of a majority of the outstanding shares of Common Stock will be required for approval of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY'S STOCK COMPENSATION PLAN WHICH WOULD INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS UNDER THE PLAN FROM 450,000 TO 750,000. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THIS PROPOSAL.

                     PROPOSAL TO APPROVE 1997 STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors of the Company has adopted the 1997 Stock Option Plan for Non-Employee Directors (the "1997 Outside Director Plan"), subject to the approval of the stockholders at the Annual Meeting. The 1997 Outside Director Plan is intended to attract and retain Outside Directors (as defined below), and to enable such directors to participate in the long-term success and growth of the Company. As discussed more fully below, awards under the 1997 Outside Director Plan shall be in the form of Nonqualified Stock Options. The full text of the 1997 Outside Director Plan is attached to this Proxy Statement as Exhibit A.

     There will be 60,000 shares of Common Stock reserved and available for issuance under the 1997 Outside Director Plan (subject to certain adjustments as provided below). Shares of Common Stock awarded under the 1997 Outside Director Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If an Option awarded under the 1997 Outside Director Plan is surrendered or cancelled, or expires or terminates prior to exercise, the shares of Common Stock subject to such Option will again become available for issuance under the 1997 Outside Director Plan.

     The 1997 Outside Director Plan will be administered by the Board of Directors. The Board of Directors, subject to the terms of the 1997 Outside Director Plan, is authorized to adopt, amend, and rescind administrative rules and regulations regarding the 1997 Outside Director Plan, and to construe and interpret the 1997 Outside Director Plan, the rules and regulations promulgated thereunder, and the grant letters evidencing awards under the 1997 Outside Director Plan.

     Each person who is a member of the Board of Directors and who is not an employee of the Company or any subsidiary or affiliate of the Company is eligible to receive awards under the 1997 Outside Director Plan. Immediately after the Annual Meeting, there will be six Outside Directors of the Company eligible to participate in the 1997 Outside Director Plan.

     As described below, awards under the 1997 Outside Director Plan consist of an initial award and annual awards of Nonqualified Stock Options.

     The 1997 Outside Director Plan provides for an automatic initial award to each Outside Director of the Company of a Nonqualified Stock Option to purchase 5,000 shares of Common Stock to be made on the date that is three business days following the first annual meeting of the stockholders at which such Outside

Director is elected to the Board of Directors of the Company during the term of the 1997 Outside Director Plan and four successive annual awards of a Nonqualified Stock Option to purchase 1,250 shares of Common Stock to be made each year on the date that is three business days following each of the next four annual meetings of the stockholders during the term of the 1997 Outside Director Plan subsequent to such initial meeting as long as such Outside Director continues to serve as such on each award date. (In the event that any such award date is not a trading day for the Common Stock, then the award will be made on the next following trading day.)

     The Nonqualified Stock Options awarded under the 1997 Outside Director Plan will be subject to the following terms and conditions.

     1. Term.  Each Nonqualified Stock Option will have a term of five years.

     2. Exercisability. Except as provided below, Nonqualified Stock Options awarded under the 1997 Outside Director Plan will become exercisable as to one-third of the shares subject thereto on the first anniversary of the date on which such options are granted, and as to an additional one-third of the shares subject thereto on each of the second and third anniversaries of the date of grant of such options; provided, however, that it shall be a condition to the exercisability of each such option that the holder be a member of the Board of Directors on the relevant anniversary date and, provided, further, that all Nonqualified Stock Options awarded under the 1997 Outside Director Plan will become immediately exercisable without regard to such three-year vesting schedule immediately upon a change in control of the Company (as defined in the 1997 Outside Director Plan).

     3. Exercise Price. The exercise price per share of Common Stock purchasable under a Nonqualified Stock Option awarded pursuant to the 1997 Outside Director Plan will be equal to the closing price of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation National Market System, on the date the Nonqualified Stock Option is granted.

     4. Method of Exercise. Payment of the exercise price for vested Nonqualified Stock Options awarded pursuant to the 1997 Outside Director Plan shall be in cash.

     5. Termination of Outside Director Status. Generally, Nonqualified Stock Options that have been granted to an Outside Director, to the extent then vested, may be exercised within the lesser of (i) twelve months after the Outside Director ceases to serve as an Outside Director and (ii) the expiration of the five-year term of the Nonqualified Stock Option. However, if a director's status as an Outside Director is terminated for cause, the Nonqualified Stock Options that had been granted to such Outside Director will terminate immediately and cease to be exercisable upon the giving of notice of such termination for cause.

     6. No Stockholder Rights. No holder of a Nonqualified Stock Option awarded under the 1997 Outside Director Plan will have any rights of a stockholder with respect to shares of Common Stock relating to the Nonqualified Stock Option until the option has been exercised.

     Nonqualified Stock Options awarded under the 1997 Outside Director Plan are transferable to members of the optionee's family, family-controlled partnerships or other family-controlled entities or trusts for the benefit of such family members.

     In the event of any merger, reorganization, consolidation, sale of all or substantially all of the assets, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Common Stock, appropriate adjustments will be made in the aggregate number of shares of Common Stock reserved for issuance under the 1997 Outside Director Plan.

     The Board of Directors may, at any time, alter, amend, or terminate the 1997 Outside Director Plan, except that no such action may alter or impair the rights or obligations under any outstanding award without the holder's consent. Moreover, no alteration, amendment, suspension, or termination of the 1997 Outside Director Plan will require the approval of the stockholders unless required by applicable law or the rules or regulations of a relevant securities exchange or regulatory agency.

     During 1997, it is expected that six Outside Directors will each receive an annual award of a Nonqualified Stock Option to purchase 5,000 shares of Common Stock. Thus, it is expected that, in the aggregate, Nonqualified Stock Options to purchase 30,000 shares of Common Stock will be received under the 1997 Outside Director Plan by a total of six Outside Directors during 1997. No person who is named in the Summary Compensation Table is currently eligible to receive, during 1997, an award under the 1997 Outside Director Plan. Because the ultimate number of Outside Directors in any year following 1997 cannot be predicted, the actual number of initial and annual awards under the 1997 Outside Director Plan that will ultimately be received by Outside Directors is not determinable at this time.

     The federal income tax aspects with respect to awards that may be made under the 1997 Outside Director Plan is summarized above in connection with the discussion of the proposal to approve an amendment to the Company's Stock Compensation Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED 1997 OUTSIDE DIRECTOR PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THIS PROPOSAL.

                           THE COMPANY'S ACCOUNTANTS

     Price Waterhouse LLP has been selected by the Board of Directors as the Company's independent accountants for 1997. Price Waterhouse LLP has served as the independent accountants for the Company for many years. It is anticipated that their representative will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. He will also be available to respond to any appropriate questions.

                      VOTING PROCEDURES AND OTHER MATTERS

     A quorum shall consist of the holders of a majority of the shares of the Company's Common Stock, entitled to vote at the Annual Meeting, present in person or by proxy.

     In the event that sufficient votes in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders are not received by the time scheduled for the Annual Meeting, the persons named as proxies may propose one or more adjournments of such Annual Meeting to permit further solicitation of proxies with respect to such proposals. Any such adjournment will require the affirmative vote of the holders of the majority of the outstanding shares of the Company's Common Stock entitled to vote and present in person or by proxy at the session of such Annual Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment, if proposed, those proxies which they are entitled to vote in favor of such proposal and against such adjournment those proxies required to be voted against such proposal.

     At all elections of directors, the voting may, but need not be, by ballot and a plurality of the votes cast thereat shall elect. Abstentions will be counted as being present at the Annual Meeting for purposes of determining a quorum but will not be included in determining the number of votes cast and will therefore have no effect on the outcome of the election of any director. Broker non-votes will not be counted as being present at the Annual Meeting and will have no effect on the outcome of the election of any director.

     In the event any other matter is presented to the meeting, it is intended that the enclosed proxy will be voted upon such matter according to the judgment of the proxy holders named therein. Management is not aware that any other matter is to be presented.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the enclosed form has been or will be borne by the Company. In addition to solicitation of stockholders by mail, regular employees of the Company may solicit proxies by telephone, telegraph or personal interview, the cost being borne by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for their expenses in so doing. It is not anticipated that such expenses will exceed $4,000.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals for inclusion in the proxy statement and proxy form for the 1998 Annual Meeting of Stockholders must be received at the Company's principal executive office no later than December 27, 1997.

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

Brentwood, Tennessee
Dated: April 25, 1997

                                          By Order of the Board of Directors,

                                          /s/ ANTHONY R. DAINORA

                                          ANTHONY R. DAINORA
                                          Secretary

     THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS ON REQUEST WITHOUT CHARGE BY
WRITING: ANTHONY R. DAINORA, SECRETARY, REPUBLIC AUTOMOTIVE PARTS, INC., 500 WILSON PIKE CIRCLE, SUITE 115, P.O. BOX 2088, BRENTWOOD, TENNESSEE 37024.

                                                                      EXHIBIT A


                         REPUBLIC AUTOMOTIVE PARTS, INC.
                           1997 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

SECTION 1: PURPOSE

     The Republic Automotive Parts, Inc. 1997 Stock Option Plan for Non-Employee Directors (the "Plan") has been adopted to promote the longer-term growth and financial success of the Company by (1) enhancing its ability to attract and retain nonaffiliated individuals of outstanding ability as members of the Board and (2) promoting a greater identity of interest between non-employee members of the Board and shareholders.

SECTION 2: DEFINITIONS

     As used in the Plan, the following terms have these respective meanings:

(a)  "Board" means the Company's Board of Directors.

(b) "Common Stock" means the Company's Common Stock, par value $.50 per share, or any successor stock issued by the Company in replacement or conversion thereof.

(c) "Company" means Republic Automotive Parts, Inc., a corporation established under the laws of the State of Delaware.

(d) "Fair Market Value" means for any given day the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading or as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, if not so listed or admitted. If no sales of Common Stock were made on such exchange or reported on the NASDAQ system on that date, the closing price of a share of Common Stock for the preceding day of such exchange or as reported by NASDAQ shall be substituted.

(e) "Grant Date" means the third business day following the Company's Annual Meeting of Shareholders.

(f) "Participant" means for each Grant Date any director of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company on the applicable Grant Date.

(g) "Plan" means the Republic Automotive Parts, Inc. 1997 Stock Option Plan for Non-Employee Directors.

(h) "Shareholders" means the holders of record from time to time of the outstanding shares of the Common Stock.

(i) "Stock Option" means a right to purchase shares of Common Stock at the applicable Fair Market Value.

(j)  "1934 Act" means the Securities Exchange Act of 1934.

SECTION 3: EFFECTIVE DATE

     The Plan shall be effective beginning on the date it is approved by the Company's Shareholders in accordance with the provisions of the Company's Bylaws and applicable law and shall remain in effect for each applicable Grant Date until terminated by the Board. If the Plan is terminated, the terms of the Plan shall continue to apply to all outstanding Stock Options granted prior to such Termination.

SECTION 4: OPERATION

     The Plan is intended to meet the requirements for a formula plan within the meaning of Rule 16b-3 adopted under the 1934 Act. To this end, the Plan is intended to fix the terms and conditions of each transaction under the Plan in advance and to require no discretionary action by any administrative body with regard to any such transaction under the Plan.

SECTION 5: COMMON STOCK AVAILABLE FOR STOCK OPTIONS

(a) Number of Shares. A maximum of 60,000 shares of Common Stock may be issued upon the exercise of Stock Options granted under the Plan. Shares of Common Stock shall not be deemed issued until the applicable Stock Option has been exercised and, accordingly, any shares of Common Stock represented by Stock Options which expire unexercised or which are canceled shall remain available for issuance under the Plan.

(b) Adjustments. The Board, as it deems appropriate to meet the intent of the Plan, shall make such adjustments to the number of shares available under the Plan and to any outstanding Stock Options in connection with any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of the Company assets to Shareholders, or any other change affecting the Common Stock, provided such adjustments are consistent with the effect on the other Shareholders of the Company of any such transaction. The Board may also, when similarly appropriate, make such adjustment in the exercise price of outstanding Stock Options as it deems necessary to preserve the rights of Participants under the Plan.

SECTION 6: STOCK OPTION TERMS

(a) Granting of Stock Options. Each Participant shall be initially granted a Stock Option to purchase 5,000 shares on the first Grant Date that the Plan is in effect. After such initial award, each Participant who continues as a Participant on the relevant Grant Date shall be granted a Stock Option to purchase 1,250 shares on each of the next four successive Grant Dates.

(b) Duration and Exercisability. Each Stock Option shall have a term of five years and, subject to Section 7, shall become exercisable to the extent of 33 1/3% of the aggregate number of shares covered thereby on and after the first anniversary of the Grant Date, to the extent of 66 2/3% of the aggregate number of shares covered thereby on and after the second anniversary of the Grant Date and to the extent of 100% of the aggregate number of shares covered thereby on and after the third anniversary of the Grant Date; provided, however, that it shall be a condition to the exercisability of each such portion of a Stock Option that the Participant is a member of the Board on the relevant anniversary date.

(c) Termination of Directorship. When a Participant ceases to be a member of the Board, each Stock Option, or portion thereof which has become exercisable as of the date such Participant ceases to be a member of the Board, held by such Participant shall continue to be exercisable for the lesser of one year or until the end of the original term. Notwithstanding the foregoing, if a Participant is terminated as a member of the Board for cause, any exercisable Stock Option or portion thereof shall cease to be exercisable on the date of termination.

(d) Exercise of Stock Options. Stock Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment thereof. Payment for shares of Common Stock shall be made in full in cash at the time that a Stock Option, or any part thereof, is exercised. The Participant agrees that, in the event the exercise of any Stock Options granted in this Plan or the disposition of shares following exercise of such options results in the Participant's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Company, the Participant will pay to the Company an amount equal to such withholding tax in cash.

SECTION 7: ACCELERATING EVENTS

(a) In the event of the earliest of (i) the occurrence of an Accelerating Event, or (ii) the dissemination of a proxy statement soliciting proxies from shareholders of the Company, by someone other than the Company, seeking shareholder approval of an Accelerating Event of the type described in (b)(i) below, or (iii) the publication or dissemination of an announcement of action intended to result in an Accelerating Event of the type described in (b)(ii) or (b)(iii) below, all outstanding Stock Options awarded under the Plan shall immediately become fully exercisable and vested.

(b)  As used herein an "Accelerating Event" shall mean:

     (i) a merger of equivalent combination involving the Company after which forty-nine percent (49%) or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company;

     (ii) the acquisition of thirty percent (30%) or more of the outstanding shares of Common Stock by any person (as defined by Section 3(a)(9) of the 1934 Act) other than directly from the Company; or

     (iii) the occurrence of any circumstance having the effect that thirty percent (30%) or more of the directors elected by shareholders to the Board are persons who were not nominated by management in the then most recent proxy statement of the Company.

SECTION 8: GENERAL PROVISIONS

(a) Transferability of Stock Options. A Stock Option granted under the Plan may be transferred by a Participant to members of the Participant's family, family-controlled partnerships or other family-controlled entities or trusts for the benefit of such Participant and/or one or more of such family members.

(b) Documentation of Grants. Stock Options shall be evidenced by written agreements.

(c) Plan Amendment. The Board may amend or terminate the Plan provided that no amendment may impair any Participant's rights with respect to an outstanding Stock Option without the consent of the Participant.

(d) Future Rights. Neither the Plan nor the granting of Stock Options nor any such action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in this Plan shall in any way limit or affect the right of the Board or the Shareholders to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

(e) Governing Law. The validity, construction and effect of the Plan and any such action taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law thereof, and applicable Federal law.

                                                                      APPENDIX A


                               REVOCABLE PROXY
                       REPUBLIC AUTOMOTIVE PARTS, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        This undersigned hereby appoints Edgar R. Berner and Richard O. Berner as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them acting in the absence of the other to represent and to vote, as designated below, all the shares of common stock of Republic Automotive Parts, Inc. held of record by the undersigned on April 7, 1997, at the Annual Meeting of Stockholders to be held on June 5, 1997, or any adjournment thereof.


1.      ELECTION OF DIRECTORS                           WITH-   FOR ALL
                                                FOR     HELD    EXCEPT
                                                [ ]     [ ]     [ ]
        W.F. Ballhaus           E.R. Berner             R.O. Berner
        N.A. Fedoruk            O.R. Grace, Jr.         D.B. Hauk
        L.M. Parker, M.D.       Douglas R. Stern        K.M. Thompson

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
"FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-----------------------------------------------------------------------------

                                                FOR   AGAINST  ABSTAIN
2.      Amend Stock Compensation Plan           [ ]     [ ]     [ ]

3.      Approve Stock Option Plan for Non-      [ ]     [ ]     [ ]
        Employee Directors

        In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
NOMINEES AND FOR THE PROPOSALS STATED ABOVE.

NOTE:  PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON.  WHEN SHARES ARE HELD BY JOINT
TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
GUARDIAN PLEASE GIVE FULL TITLE AS SUCH.  IF SIGNER IS A CORPORATION, PLEASE SIGN IN FULL
CORPORATE NAME BY AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
AUTHORIZED PERSON.


                                             ---------------------
    PLEASE BE SURE TO SIGN AND DATE          Date
      THIS PROXY IN THE BOX BELOW.           ---------------------
------------------------------------------------------------------



---- STOCKHOLDER SIGN ABOVE -------CO-HOLDER (IF ANY) SIGN ABOVE--


   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                        REPUBLIC AUTOMOTIVE PARTS, INC.
  500 WILSON PIKE CIRCLE, SUITE 115, P.O. BOX 2088, BRENTWOOD, TENNESSEE 37024

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                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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